SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2002

Insignia Solutions plc

(Exact name of registrant as specified in its charter)

0-27012

(Commission File Number)

England and Wales	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

41300 CHRISTY STREET	THE MERCURY CENTRE, WYCOMBE LANE
FREMONT, CALIFORNIA 94538	WOOBURN GREEN
UNITED STATES OF AMERICA	HIGH WYCOMBE, BUCKS HP10 0HH
UNITED KINGDOM

(Address of principal executive offices, with zip code)

(510) 360-3700

(44) 1628-539500

(Registrant’s telephone number, including area code)

Item 5.              Other Events and Regulation FD Disclosure.

On October 17, 2002 Insignia Solutions plc entered into an agreement to sell up to $6 million of equity securities to Fusion Capital Fund II, LLC whereby Insignia would conduct periodic sales of its American Depository Shares to Fusion Capital.

Under the securities subscription agreement, funding of the $6.0 million shall occur from time to time after the Securities and Exchange Commission has declared effective a registration statement covering the American Depositary shares representing our ordinary shares to be purchased by Fusion Capital.

The Securities Subscription Agreement and the forms of the Registration Rights Agreement, the Redeemable Warrant and the Non-Redeemable Warrant between Insignia and Fusion are filed as Exhibits to this Report.

Item 7.              Financial Statements And Exhibits

(a) Financial Statements of Businesses Acquired. Not Applicable.

(b) Pro Forma Financial Information. Not Applicable.

(c) Exhibits. The following exhibits are filed as part of this Report:

EXHIBIT NUMBER	EXHIBIT TITLE
10.74	Form of Registration Rights Agreement by and between Insignia and Fusion Capital II, LLC dated October , 2002.
10.75	Redeemable Warrant by and between Insignia and Fusion Capital II, LLC.
10.76	Non-Redeemable Warrant by and between Insignia and Fusion Capital II, LLC dated October 17, 2002.
10.77	Securities Subscription Agreement by and between Insignia and Fusion Capital II, LLC dated October 17, 2002.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGNIA SOLUTIONS PLC

Date: October 22, 2002	By:	/s/ Richard M. Noling
Richard M. Noling
Chief Executive Officer